EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



                       Percentage          Jurisdiction or
 Subsidiaries (a)     of Ownership      State of Incorporation
-----------------     -------------     ----------------------

B & L Bank                100%               United States

B & L Mortgage,  Inc.     100%                 Missouri


(a) The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.